Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 27th day of June, 2012, by and among Tile Shop Holdings, Inc., a Delaware corporation (the “Company”), JWC Acquisition Corp., a Delaware corporation (“Subsidiary”) and the undersigned parties listed under holders on the signature page hereto and their permitted transferees (each, a “holder” and collectively, the “holders”).

WHEREAS, this Agreement has been executed and delivered simultaneously with the execution and delivery of the Definitive Agreement, and this Agreement will become effective upon the Closing;

WHEREAS, in accordance with the terms of the Definitive Agreement, (i) the Sellers will receive the Closing Holdings Shares and (ii) the members of JWC Acquisition, LLC will receive the Founder Shares, will hold the Sponsor Warrants and may be issued the Additional Closing Shares;

WHEREAS, the number of Closing Holdings Shares, Founder Shares, Sponsor Warrants and Additional Closing Shares that will be held by the holders at the Closing, will be set forth on Schedule I hereto;

WHEREAS, the holders may, in certain circumstances and subject to certain transfer restrictions and other restrictions, transfer (or cause to be transferred) to permitted transferees (as defined below) some or all of the Closing Holdings Shares, Founder Shares, Conversion Shares, Sponsor Warrants or Additional Closing Shares, respectively, held by such holders; and

WHEREAS, the holders and the Company desire to enter into this Agreement to provide the holders with certain rights relating to the registration of the Closing Holdings Shares, Founder Shares, Conversion Shares, and the Sponsor Warrants and the shares of Common Stock issuable upon exercise of the Sponsor Warrants, respectively, held by them.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Additional Closing Shares” means the shares of Common Stock that may be issued to the members of the Sponsor at the Closing in accordance with the letter agreement by and among the Company and each of the members of the Sponsor, executed on the date hereof.

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not publicly making it.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“business day” means any day, except a Saturday, Sunday or legal holidays on which the banking institutions in the State of California are authorized or obligated by law or executive order to close.

“Closing” means the consummation of the transactions contemplated under the Definitive Agreement.

“Closing Date” means the date of the Closing.

“Closing Holdings Shares” means the shares of Common Stock issuable to the Sellers upon the Closing and in accordance with the terms of the Definitive Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Definitive Agreement” means the Contribution and Merger Agreement by and among Subsidiary, The Tile Shop, LLC, ILTS, LLC, the Company, Sellers, TS Merger Subsidiary, Inc. and Peter Jacullo, in his capacity as Sellers’ Representative (the “Definitive Agreement”).

“Conversion Shares” means the shares of Common Stock issued upon conversion of up to $20,000,000 of the principal amount of the “Promissory Notes” as defined in and pursuant to the terms of the Definitive Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed pursuant to Section 2.3, the 90th calendar day following the Filing Date (as applicable to the initial Registration Date) (or, in the event of a “full review” by the Commission, the 120th calendar day following such Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 3.1.16, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth trading day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” means, with respect to the initial Registration Statement required to be filed pursuant to Section 2.3, the expiration date of the Lock-up Period, and with respect to any additional Registration Statements which may be required, the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Form S-3” is defined in Section 2.3.

“Founder Shares” means the shares of Common Stock issuable to the members of JWC Acquisition, LLC upon the Closing in accordance with the terms of the Definitive Agreement in exchange for the shares of common stock of JWC Acquisition Corp. issued to JWC Acquisition, LLC on August 5, 2010 and outstanding immediately prior to the Closing, a portion of which are subject to cancellation.

“holder” has the meaning set forth in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Lock-up Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) one year after the Closing Date or earlier if, subsequent to the Closing Date, the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing Date or (ii) the date when the Company consummates a subsequent liquidation, merger, stock exchange or similar transaction that results in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Notices” is defined in Section 7.3.

“Permitted Transfer” means a transfer of Registrable Securities:

(a)	by gift or other transfer to a member of the immediate family of a holder or a trust, corporation, partnership, or limited liability company established for estate planning purposes, the beneficiaries, stockholders, partners or members of which are members of the immediate family of a holder or a charitable organization;

(b)	by virtue of the laws of descent and distribution upon the death of a holder;

(c)	pursuant to a qualified domestic relations order;

(d)	to the stockholders, partners or members of a holder or a corporation, partnership or limited liability company that is a permitted transferee; or

(e)	in the event, subsequent to the Closing Date, the Company consummates a merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“permitted transferee” means any transferee of a holder resulting from or in connection with a Permitted Transfer.

“Person” shall be construed as broadly as possible and shall include an individual, corporation, association, partnership (including a limited liability partnership or a limited liability limited partnership), limited liability company, estate, trust, joint venture, unincorporated organization or a government or any department, agency or political subdivision thereof.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registrable Securities” mean all of the Closing Holdings Shares, Founder Shares, any shares of Common Stock issuable upon exercise of the Sponsor Warrants, any Conversion Shares and Additional Closing Shares beneficially owned or held by holders. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of all such securities shall have become effective under the Securities Act and all such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement or as may be sold without volume limitations under the Securities Act; (b) all such securities shall have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar rule or regulation then in force), new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) all such securities shall have ceased to be outstanding. A “percentage” (or a “majority”) of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the total number of such securities outstanding at the relevant time.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act (i) for a public (or private) offering and sale (or resale) of Common Stock, (ii) the registration statement on Form S-4 to be filed in connection with the Definitive Agreement, (iii) the registration statement required to be filed pursuant to Section 2.3, and (iv) any additional registration statements contemplated herein, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Sellers” means Nabron International, Inc., The Tile Shop, Inc., JWTS, Inc., Peter H. Kamin Revocable Trust, Peter H. Kamin Childrens Trust, 3K LP, Todd Krasnow, Peter Kamin, Family Office Investors, LLC, Warren Garden and Reenie McCarthy.

“Sponsor” means JWC Acquisition, LLC.

“Sponsor Warrants” means the warrants originally issued to members of JWC Acquisition, LLC on August 15, 2010 and, upon the Closing, exercisable for shares of Common Stock.

“Stockholder Indemnified Party” is defined in Section 4.1.

“Subsidiary” means JWC Acquisition Corp.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a registration in which securities of the Company are sold to an Underwriter or Underwriters on a firm commitment basis for reoffering to the public.

2.           REGISTRATION RIGHTS.

2.1          Demand Registration.

2.1.1           Request for Registration. At any time and from time to time on or after the expiration of the Lock-up Period, each of (i) the holders of a majority-in-interest of the Closing Holdings Shares held by holders and (ii) the holders of a majority-in-interest of the Founder Shares held by holders, may make a written demand for registration under the Securities Act of all or part of Registrable Securities held by such holders, provided that the estimated market value of Registrable Securities to be so registered thereunder is at least $10 million in the aggregate. Any such requested registration shall be referred to as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within five (5) business days following receipt of any request for a Demand Registration, the Company will notify in writing all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company in writing, provided that such notice shall be received by the Company within ten (10) business days of the Company’s having sent the applicable notice to such holder or holders. All such requests shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution. The Company may include in such registration additional securities of the Registrable Securities to be registered thereunder, including securities to be sold for the Company’s own account or the account of Persons who are not holders of Registrable Securities. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than six (6) Demand Registrations, four (4) with respect to those holders described in clause (i) of this Section 2.1.1 and two (2) with respect to those holders described in clause (ii) of this Section 2.1) under this Section 2.1.1 in respect of the Registrable Securities.

2.1.2           Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering.

2.1.3           Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. The majority of the Demanding Holders shall, in consultation with the Company, have the right to select the managing Underwriter or Underwriters for the offering, subject to the right of the Company should it so choose to select one co-managing Underwriter reasonably acceptable to such holders. All holders of Registrable Securities included in such Underwritten Offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting.

2.1.4           Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering advise the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata among the holders who have requested participation in the Demand Registration based, for each such holder, on the percentage derived by dividing (x) the number of Registrable Securities which such holder has requested to include in such Demand Registration by (y) the aggregate number of Registrable Securities which all such holders have requested to include) (such proportion is referred to herein as “Pro Rata”) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), securities that other security holders of the Company desire to sell, Pro Rata, that can be sold without exceeding the Maximum Number of Shares. To the extent that any Registrable Securities requested to be registered are excluded pursuant to the foregoing provisions, the holders shall have the right to one additional Demand Registration under this Section 2.1.4.

2.1.5           Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time. If all holders withdraw, or holders withdraw Registrable Securities from a Demand Registration in such amounts that the Registrable Securities that remain covered by the relevant Registration Statement have an estimated market value of less than $10 million, the Company shall cease all efforts to secure registration and such withdrawn registration shall be deemed a Demand Registration for purposes of Section 2.1 unless the withdrawal is based on the reasonable determination of the Demanding Holders that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or in general market conditions and the Demanding Holders who requested such registration shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

2.1.6           Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest possible period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 2.1.6. The Company shall be entitled to exercise its right under this Section 2.1.6 to suspend the availability of a Registration Statement for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

2.1.7           Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority-in-interest of the Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders’ requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a Registration Statement on Form S-3, (y) such registration is in connection with an Underwritten Offering, and (z) the managing Underwriter or Underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a Registration Statement on Form S-3) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus).

2.2          Piggy-Back Registration.

2.2.1           Piggy-Back Rights. If at any time on or after the expiration of the Lock-up Period the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan, or (vi) solely in connection with a merger, consolidation or non-capital raising bona fide business transaction (Registration Statements described in clauses (i)-(vi) herein, “Allowable Registration Statements”), then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable, but in no event less than ten (10) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) business days following receipt by such holder of such notice (a “Piggy-Back Registration”). Subject to Section 2.2.2., the Company shall include in such Registration Statement such Registrable Securities requested to be included therein within five (5) business days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be, included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and other Persons selling securities in such Underwritten Offering, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2           Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a)               If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, on a pro rata basis, of Registrable Securities as to which registration has been requested pursuant to this Section 2.2, and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons granted prior to the date hereof, that can be sold without exceeding the Maximum Number of Shares.

(b)              If the registration is a “demand” registration undertaken at the demand of Persons other than the holders of Registrable Securities (A) first, the Registrable Securities as to which registration has been requested pursuant to this Section 2.2 on a pro rata basis without exceeding the Maximum Number of Shares, and (B) second, to the extend that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities for the account of the Company or the demanding Persons (other than holders of Registrable Securities) that the Company or such other Persons desire to sell (without exceeding the Maximum Number of Shares), in such order of priority as set forth in the agreement granting registration rights to such other Persons.

2.2.3           Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3          Registrations on Form S-3.

(a)              Filing. On or after the expiration of the Lock-up Period, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 covering the resale of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415; provided that the Company shall have no obligation to file such Registration Statement until such time as the Company is eligible to register for resale the Registrable Securities on Form S-3 (“Form S-3”). Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders of Registrable Securities (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 2:00 p.m. New York time on a trading day. The Company shall immediately notify the holders of Registrable Securities via facsimile or by e-mail of the effectiveness of a Registration Statement on the same trading day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 10:00 a.m. New York time on the trading day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

(b)              Suspension of Registration. If the filing, initial effectiveness, or continued use of Form S-3 at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Form S-3 of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such actions to the holders, delay the filing or initial effectiveness of, or suspend use of, the Form S-3 for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the registration on such Form S-3 in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.3(b). The Company will use its best efforts to ensure that the use of the Form S-3 (and Prospectus thereunder) may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 2.3(b) to suspend the availability of a Form S-3 for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

3.           REGISTRATION PROCEDURES.

3.1          Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably practicable, and in connection with any such requirement:

3.1.1           Filing Registration Statement. The Company shall, as expeditiously as reasonably possible, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) calendar days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chairman of the Board or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2           Copies. Not less than 3 trading days prior to the filing of each Registration Statement and not less than one trading day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) the Company shall furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders; provided, that any such item which is available on the EDGAR system need not be furnished in physical form.

3.1.3           Amendments and Supplements. The Company shall use commercially reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act during the Effectiveness Period or such securities have been withdrawn.

3.1.4           Notification. After the filing of a Registration Statement, the Company shall as soon as reasonably practical, notify the holders of Registrable Securities included in such Registration Statement of such filing and the managing Underwriter or Underwriters, if applicable, and shall further notify such holders and such managing Underwriter or Underwriters and, if requested, confirm such advice in writing, in all events as soon as reasonably practical after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall use best efforts to take all actions required to prevent the entry of such stop order or to remove it if entered); (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (v) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus (provided that any and all of such information shall remain confidential to each holder until such information otherwise becomes public, unless disclosure by a holder is required by law; provided, further, that notwithstanding each holder’s agreement to keep such information confidential, each such holder makes no acknowledgement that any such information is material, non-public information); and (vi) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, except in the case of registration under Section 2.2; the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5           State Securities Laws Compliance. The Company, on or prior to the date on which the applicable Registration Statement is declared effective, shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) or Underwriter, if any, or their respective counsel may reasonably request in writing and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6           Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company, and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential Stockholders.

3.1.7           Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant, or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors, and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such holder, Underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.8           Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the Registration Statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to a majority of the holders and Underwriter or Underwriters, if any, and their respective counsel and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter or Underwriters reasonably request. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect.

3.1.9           Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as reasonably practicable but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.10         Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority-in-interest of the Registrable Securities included in such registration and on each inter-dealer quotation system on which any of the Company’s securities are then quoted.

3.1.11         Withdrawal of Stop Order. The Company shall make all commercially reasonable efforts to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus.

3.1.12         FINRA. The Company shall cooperate with each holder of Registrable Securities and each Underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

3.1.13         Transfer Agent. The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement.

3.1.14         Road Show. The Company shall, in the case of an Underwritten Offering, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing Underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

3.1.15         Additional Registration Statements. If during the Effectiveness Period relating to the Registration Statement filed pursuant to Section 2.3, the number of Registrable Securities included in such Registration Statement at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement pursuant to Section 2.3 covering the resale by the holders of Registrable Securities of not less than the number of such Registrable Securities.

3.2          Underwritten Offerings.

3.2.1           Underwriting Agreements. If requested by the Underwriters for any Underwritten Offering requested by holders pursuant to Section 2.1, the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such Underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority-in-interest of the Registrable Securities to be included in such Underwritten Offering and the Underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.2 shall enter into such an underwriting agreement at the request of the Company. All of the representations and warranties and the other agreements by and on the part of the Company to and for the benefit of the Underwriters included in any such underwriting agreement shall also be made to and for the benefit of such holders, and any or all of the conditions precedent to the obligations of the Underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

3.2.2           Price and Underwriting Discounts. In the case of an Underwritten Offering requested by holders pursuant to Section 2.1, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the holders of a majority-in-interest of such Registrable Securities. In the case of any Underwritten Offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.2 after being advised of such price, discount and other terms.

3.2.3           Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements in accordance herewith.

3.3          Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iii) through 3.1.4(vi), and/or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s board of directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, such holder of Registrable Securities included in any Registration Statement shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities in the case of Section 3.1.4(vi) until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(vi) and/or with respect to resale holders, the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, or in any case until the holder is advised in writing by the Company that the use of the Prospectus may be resumed, and receives copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. In the event that the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each holder of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.1.4(vi) or is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4          Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, including, without limitation: (i) all registration and filing fees and any other fees and expenses associated with filings required to be made with the SEC; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses); (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and disbursements of any special experts retained by the Company in connection with such registration; (ix) the reasonable fees and expenses of two (2) legal counsels, one (1) selected by the holders of a majority-in-interest of the Closing Holdings Shares and Conversion Shares and one (1) selected by the holders of a majority-in-interest of the Founder Shares, each as included in such registration; and (x) Securities Act liability insurance if the Company so desires. The Company shall have no obligation to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.5          Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. The Company shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

4.            INDEMNIFICATION AND CONTRIBUTION.

4.1          Indemnification by the Company. The Company agrees to indemnify and hold harmless to the extent permitted by law each holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys, and agents, and each Person, if any, who controls a holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law from and against any expenses (including reasonable costs of investigation and legal expenses), losses, claims, judgments, damages, or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto), whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus, or summary Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such expense, loss, claim, damage, or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, or summary Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members, and agents on substantially the same basis as that of the indemnification provided above in this Section 4.1. The Company shall notify the holders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

4.2           Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will severally and not jointly, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its directors, officers, employees, and agents and each Person who controls the Company within the meaning of the Securities Act, against any losses, claims, judgments, damages, liabilities, or expenses (including reasonable costs of investigation and legal expenses) whether joint or several, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) arise out of or are based upon (1) any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus, or summary Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading to the extent and only to the extent that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.

4.3          Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage, or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability, or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by the Indemnifying Party based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that such Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed; provided, however, that an Indemnifying Party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnifying Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnified Party; provided, however, that the Indemnifying Party shall be required to obtain such consent (which consent shall not be unreasonably withheld, conditioned or delayed) if the settlement includes any admission of wrongdoing on the part of the Indemnified Party or any restriction on the Indemnified Party or its officers or directors. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. The Indemnifying Party or Parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time for all such Indemnified Party or Parties unless (x) the employment of more than one counsel has been authorized in writing by the Indemnifying Party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an Indemnified Party) between such Indemnified Party and the other Indemnified Parties or (z) based on advice of counsel, an Indemnified Party has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnified Parties, in each of which cases the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 4.3) shall be paid to the Indemnified Party, as incurred, within ten trading days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

4.4          Contribution.

4.4.1           If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any loss, claim, damage, liability, or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability, or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 4, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Sections 4.1 and 4.2 hereof without regard to the relative fault of said Indemnifying Parties or Indemnified Party.

5.            REPORTS UNDER THE SECURITIES ACT AND EXCHANGE ACT.

5.1          The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6.            NO INCONSISTENT AGREEMENTS; ADDITIONAL RIGHTS; EXISTING AGREEMENT.

6.1          Except with respect to Allowable Registration Statements, the Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the holders of Registrable Securities or otherwise conflict with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full. Neither the Company nor any of its security holders (other than the holders of Registrable Securities (or their successors or permitted assigns) in such capacity pursuant hereto) may include securities of the Company in any Registration Statement filed pursuant to Section 2.3 other than the Registrable Securities. Except with respect to Allowable Registration Statements, and unless the Company receives the consent of each of (i) the holders of a majority-in-interest of the Closing Holdings Shares and (ii) the holders of a majority-in-interest of the Founder Shares, the Company shall not file any other Registration Statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission.

7.            MISCELLANEOUS.

7.1          Term. This Agreement shall terminate upon earlier of (a) the fifth anniversary of the date of this Agreement or (b) the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (ii) the holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale). The provisions of Section 4 and Section 5 shall survive any termination.

7.2          Assignment; No Third Party Beneficiaries. The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 7.2 shall be null and void. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted transferee of a holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 4 and this Section 7.2. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the holders of the then outstanding Registrable Securities.

7.3          Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be either Personally served, delivered by reputable air courier service with charges prepaid guaranteeing overnight delivery, or transmitted by hand delivery, telegram, electronic mail, telex or facsimile addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of delivery if Personally served, and (ii) when receipt is acknowledged in writing by addressee, if transmitted by telegram, electronic mail, telex or facsimile, provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery, provided, however, that notice of a change in address shall be effective only upon receipt.

If to any holder of Closing Holdings Shares, Founder Shares, Conversion Shares, Sponsor Warrants or Additional Closing Shares to such addresses on the signature pages hereto.

7.4          Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.5          Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile or other electronic means, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.6          Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

7.7          Modifications and Amendments. Prior to the Closing, no amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by the Company and the Sellers’ Representative. Upon the Closing, Schedule 1 to this Agreement shall be completed by the Company to reflect the number of Closing Holdings Shares, Founder Shares, Sponsor Warrants and Additional Closing Shares owned by the holders after giving effect to the transactions consummated at the Closing. Upon any conversion of the Promissory Note pursuant to the terms of the Definitive Agreement, the Company shall update Schedule I to reflect the issuance of the Conversion Shares. Following the Closing, no amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party and signed by the Company and the holders of a majority-in-interest of the holders of Registrable Securities described in clause (i) of Section 2.1.1 and the holders of a majority-in-interest of the holders of Registrable Securities described in clause (ii) of Section 2.1.1 of Registrable Securities then outstanding; provided that upon the execution of a counterpart to this Agreement by a permitted transferee of a holder of Registrable Securities, Schedule 1 to this Amendment shall be amended by the Company to update the list of holders and the number of Registrable Securities held by each such holder to reflect the issuance of such Permitted Transfer. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 7.7 whether or not such Registrable Securities shall have been marked accordingly.

7.8          Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.9          Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

7.10        Remedies. In the event of a breach by the Company or by an holder of Registrable Securities of any of their respective obligations under this Agreement, each holder of Registrable Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each holder of Registrable Securities agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

7.11        Independent Nature of Holders’ Obligations and Rights. The obligations of each holder hereunder are several and not joint with the obligations of any other holder hereunder, and no holder shall be responsible in any way for the performance of the obligations of any other holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any holder pursuant hereto or thereto, shall be deemed to constitute the holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other holder to be joined as an additional party in any proceeding for such purpose.

7.12        Governing Law.

(a)          This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

(b)          To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in any Federal court located in Delaware and in any Delaware State court (such venue as determined by the claimant party hereto) and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of Delaware for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.13        Effectiveness. This Agreement shall become effective only upon the Closing. In the event the Definitive Agreement is terminated prior to the Closing, this Agreement shall terminate without any further actions by any of the parties hereto and no party shall have any liability or further obligation to any party to this Agreement.

7.14        Termination of Subsidiary Registration Rights Agreement. Upon the Closing and the effectiveness of this Agreement, the registration rights agreement dated November 17, 2010 among Subsidiary and holders of common stock of Subsidiary and warrants to purchase common stock of Subsidiary shall terminate and be of no further force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

TILE SHOP HOLDINGS, INC.

By:	/s/ Robert A. Rucker
Name: Robert A. Rucker
Title: President

SUBSIDIARY

JWC ACQUISITION CORP.

By:	/s/ Adam L. Suttin
Name: Adam L. Suttin
Title: President

[Signature Page to Registration Rights Agreement]

HOLDERS:

For and on behalf of
NABRON INTERNATIONAL, INC.

By:	/s/ Raymond Long Sing Tang / /s/ Louise Mary Garbarino
Name: Raymond Long Sing Tang / Louise Mary Garbarino
Title: Authorized Signatures
Address for Notice:

THE TILE SHOP, INC.

By:	/s/ Robert A. Rucker
Name: Robert A. Rucker
Title: CEO
Address for Notice:

[Signature Page to Registration Rights Agreement]

JWTS, INC.

By:	/s/ Peter J. Jacullo, III
Name: Peter J. Jacullo, III
Title: President
Address for Notice:

By:	/s/ Peter H. Kamin
Peter H. Kamin, as trustee of the Peter H. Kamin Revocable Trust
Address for Notice:

By:	/s/ Peter H. Kamin
Peter H. Kamin, as trustee of the Peter H. Kamin Children’s Trust
Address for Notice:

By:	/s/ Peter H. Kamin
Peter H. Kamin, as trustee of the Peter H. Kamin GST
Address for Notice:

3K Limited Partnership

By:	/s/ Peter H. Kamin
Name: Peter H. Kamin
Title: Trustee, Managing Partner
Address for Notice:

/s/ Todd Krasnow
Todd Krasnow
Address for Notice:

Family Office Investors, LLC

By:	/s/ Mark Riser
Name: Mark Riser
Title: Sole Member
Address for Notice:

[Signature Page to Registration Rights Agreement]

/s/ Warren W. Garden
Warren W. Garden
Address for Notice:

/s/ Irene P. McCarthy
Irene P. McCarthy
Address for Notice:

/s/ Robert McCarthy
Robert McCarthy
Address for Notice:

[Signature Page to Registration Rights Agreement]

/s/ John W. Childs
John W. Childs
Address:

/s/ Adam L. Suttin
Adam L. Suttin
Address:

/s/ Arthur P. Byrne
Arthur P. Byrne
Address:

/s/ David A. Fiorentino
David A. Fiorentino
Address:

/s/ Raymond B. Rudy
Raymond B. Rudy
Address:

/s/ Jeffrey J. Teschke
Jeffrey J. Teschke
Address:

[Signature Page to Registration Rights Agreement]

/s/ Steven G. Segal
Steven G. Segal
Address for Notice:

/s/ William E. Watts
William E. Watts
Address:

/s/ John K. Haley
John K. Haley
Address:

/s/ Sonny King
Sonny King
Address:

/s/ Hemanshu Patel
Hemanshu Patel
Address:

SAWAYA CAPITAL PARTNERS, LLC

/s/ Fuad Sawaya
Fuad Sawaya
Address:

 [Signature Page to Registration Rights Agreement]

SCHEDULE I

Stockholder	Closing Shares	Founder Shares	Sponsor Warrants	Additional Closing Shares
Nabron International, Inc.
The Tile Shop, Inc.
JWTS, Inc.
Peter H. Kamin Revocable Trust
Peter H. Kamin Children’s Trust
Peter H. Kamin GST
3K Limited Partnership
Todd Krasnow
Family Office Investors, LLC
Warren W. Garden
Irene P. McCarthy and Robert McCarthy
John W. Childs
Adam L. Sutin
Arthur P. Byrne
David A. Fiorentino
Raymond B. Rudy
Jeffrey J. Teschke
Steven G. Segal
William E. Watts
John K. Haley
Sonny King
Hemanshu Patel
Sawaya Capital Partners, LLC
Total